UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2013

E-WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165863	26-4018362
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 First Street #493, Los Altos, CA 94022 (Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  650-283-2907

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 19, 2013 the Company filed its quarterly report on Form 10Q for the period ended June 30, 2013 with the United States Securities and Exchange Commission.  This filing was consummated without the consent of the Company’s independent public accountants as the accountants had not finished their review of the interim consolidated financial statements included in the quarterly report on Form 10-Q using professional standards and procedures conducted for such reviews, as established by generally accepted auditing standards.  Therefore, the Company’s management and the independent registered public accountants have determined that the previously issued consolidated financial statements included in our quarterly report on Form 10-Q for the period ended June 30, 2013 should not be relied upon.

The Company intends to file its interim consolidated financial statements included in the quarterly report on Form 10-Q/A Amendment No. 1 for the period ended June 30, 2013, with proper authorization from our independent auditors as soon as practicable.

The Company has informed Sadler, Gibb & Associates, LLC, the Company's independent registered public accounting firm, of the matters disclosed in this filing, and has included as an exhibit to this Form 8-K filing the acknowledgement of Sadler, Gibb & Associates, LLC.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

 (d) EXHIBITS:

Exhibit No.	Description

16.1	Letter of Sadler, Gibb & Associates, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Waste Systems, Inc.

/s/   Martin Nielson
By:  Martin Nielson
Its:  Chief Executive Officer and Director

Date:    August 23,  2013